Exhibit 8.1

Name of Subsidiary or Affiliate and Name under which its does Business	Jurisdiction of Incorporation
Shengqu Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Shengji Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Lansha Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Shanghai Shulong Computer Technology Co., Ltd.	People’s Republic of China
Shanghai Shulong Computer Technology Co., Ltd.	People’s Republic of China
Chengdu Youji Technology Co., Ltd.	People’s Republic of China
Tianjin Youji Technology Co., Ltd.	People’s Republic of China
Chengdu Aurora Technology Development Co., Ltd.	People’s Republic of China
Chengdu Simo Technology Co., Ltd.	People’s Republic of China
Nanjing Shulong Computer Technology Co., Ltd.	People’s Republic of China
Kuyin Software (Shanghai) Co., Ltd.	People’s Republic of China
Shanghai Hongli Digital Technology Co., Ltd.	People’s Republic of China
Shanda Computer (Shanghai) Co., Ltd.	People’s Republic of China
Shanghai Shanda Networking Development Co., Ltd.	People’s Republic of China
Nanjing Shanda Networking Development Co., Ltd.	People’s Republic of China
Shanghai Shengfutong Electronic Business Co., Ltd.	People’s Republic of China
Shanghai Yichong Electronic Business Co., Ltd.	People’s Republic of China
Shanda Games Limited	Cayman Islands
Hurray! Holding Co., Ltd.	Cayman Islands
Actoz Soft Co., Ltd.	Republic of Korea